EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Fourth Quarter 2019 Financial Results
Total Contract Value $3.4 billion, +12% YoY FX Neutral

FOURTH QUARTER 2019 HIGHLIGHTS

•	Revenues: $1.2 billion, +11%; +11% FX neutral. Adjusted revenues: +11%, +11% FX neutral.

•	Net income: $68 million; adjusted EBITDA: $218 million, +3%, +5% FX neutral.

•	Diluted EPS: $0.75, -18%; adjusted EPS: $1.18, -2%.

•	Operating cash flow: $83 million; free cash flow: $40 million, >100%.

FULL YEAR 2019 HIGHLIGHTS

•	Revenues: $4.2 billion, +7%; +9% FX neutral. Adjusted revenues: +10%, +11% FX neutral.

•	Net income: $233 million; adjusted EBITDA: $684 million, -1%, +2% FX neutral.

•	Diluted EPS: $2.56, +92%; adjusted EPS: $3.90, +3%.

•	Operating cash flow: $565 million; free cash flow: $462 million, -1%.

•	Repurchased 1.4 million common shares for $199 million.

2020 FINANCIAL OUTLOOK

The Company projects the following full year financial results:

•	Revenues: Increase of ~ 9% FX neutral.

•	Net income Margin: ≥ 5.4%; Adjusted EBITDA Margin ≥ 16.1%.

•	Diluted EPS: ~ $2.78; Adjusted EPS ~ $4.06.

•	Operating cash flow: ~ $627 million; free cash flow ~ $505 million.

STAMFORD, Conn., February 4, 2020 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for the fourth quarter 2019 and provided its financial outlook for the full year 2020. Additional information regarding the Company's results is provided in an earnings supplement available on the Company's Investor Relations website at https://investor.gartner.com.

Gene Hall, Gartner’s Chief Executive Officer, commented, “2019 was another year of double-digit contract value and revenue growth for Gartner. We will continue to leverage the Gartner Formula for Growth and our compelling client value proposition to capture our enormous market opportunity."

CONFERENCE CALL INFORMATION

The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, February 4, 2020 to discuss the Company’s financial results. The call will be available via the Company’s website at https://investor.gartner.com or by dialing 844-413-7151 (conference ID 4076055). A replay of the webcast will be available on the Company's website for approximately 30 days following the call.

CONSOLIDATED RESULTS HIGHLIGHTS

(Unaudited; $ in millions, except per share amounts)	Three Months Ended
	December 31,			Inc/(Dec)
	2019	2018	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$1,203	$1,089	11%	11%
Net income	68	84	(19)%	na
Diluted EPS	0.75	0.92	(18)%	na
Operating cash flow	83	45	83%	na

Non-GAAP Metrics:
Adjusted revenues	$1,204	$1,088	11%	11%
Adjusted EBITDA	218	211	3%	5%
Adjusted EPS	1.18	1.20	(2)%	na
Free cash flow	40	7	>100%	na
na=not available.

SEGMENT RESULTS HIGHLIGHTS (a)

•	Global Technology Sales Contract Value (GTS CV): $2.8 billion, +12% YOY FX Neutral

•	Global Business Sales Contract Value (GBS CV): $0.6 billion, +9% YOY FX Neutral, +8% YOY Organic FX Neutral

Our segment results for the three months ended December 31, 2019 were as follows (Unaudited; $ in millions) (b):

	Research	Conferences	Consulting
GAAP Metrics:
Revenues	$882	$217	$104
Inc/(Dec)	11%	11%	9%
Inc/(Dec) - FX neutral	11%	12%	9%

Gross contribution	$622	$115	$29
Inc/(Dec)	14%	12%	10%
Contribution margin	70%	53%	28%
(a) "Organic FX neutral" eliminates the effects of the Company's 2019 acquisition of TOPO Research LLC.
(b) During 2018, the Company divested all of the non-core businesses comprising its Other segment and moved a small residual product from the Other segment into the Research business. As a result, there are no results reported for the Other segment in 2019.

Additional details regarding our segment results can be obtained in the earnings supplement and on our webcast call.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and the related reconciliations are under "Supplemental Information — Non-GAAP Reconciliations." In this Press Release, some totals may not add due to rounding and percentage changes are based on the whole number and recalculation based on millions may yield a different result.

FINANCIAL OUTLOOK FOR 2020

Additional details regarding our 2020 financial outlook are available in the earnings supplement.

ANNUAL MEETING OF STOCKHOLDERS

Gartner will hold its 2020 Annual Meeting of Stockholders at 10:00 a.m. Eastern time on Monday, June 8, 2020 at the Company’s offices in Stamford, Connecticut.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT) is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission–critical priorities today and build the successful organizations of tomorrow. Our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and an objective resource for more than 15,000 enterprises in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACTS

David Cohen
GVP, Investor Relations, Gartner
+1 203.316.6631

Kathleen Persaud
Director, Investor Relations, Gartner
+1 203.316.1672

investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt obligations; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations, including foreign currency fluctuations; the U.K.’s exit from the European Union and its impact on our results; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; general economic conditions; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of changes in tax policy and heightened scrutiny from various taxing authorities globally; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes to laws and regulations; and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Press Release are defined below.

Adjusted Revenue: Represents GAAP revenue plus: (i) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; less (ii) revenue related to divested operations. Non-cash fair value adjustments on pre-acquisition deferred revenues are generally recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.

Adjusted Contribution and Adjusted Contribution Margin: GAAP gross contribution is derived from our GAAP-based financial statements and represents revenue less direct expense. Adjusted Contribution represents GAAP gross contribution plus: (i) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; less (ii) contribution related to divested operations; and (iii) an adjustment for unallocated corporate costs. Adjusted Contribution Margin represents the contribution margin on Adjusted Revenue. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted EBITDA and Adjusted EBITDA Margin: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) other operating expense/income, net; (iv) stock-based compensation expense; (v) depreciation, amortization, and accretion; (vi) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (vii) acquisition and integration charges and certain other non-recurring items; (viii) gain/loss on divestitures, as applicable; and (ix) EBITDA from divested operations, as applicable. Adjusted EBITDA Margin represents Adjusted EBITDA divided by Adjusted Revenue; except that for the 2020 guidance, Adjusted EBITDA Margin represents Adjusted EBITDA divided by GAAP Revenue as we are not providing Adjusted Revenue guidance. We believe Adjusted EBITDA and Adjusted EBITDA Margin are important measures of our recurring operations as they exclude items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (iv) the non-recurring impact from the enactment of the U.S. Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures and other similar items, as applicable; and (vi) the related tax effect, as applicable. Adjusted Net Income includes the operating results of our divested operations. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Adjusted EPS: Represents GAAP EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (iv) the non-recurring impact from the enactment of the U.S. Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures and other similar items, as applicable; and (vi) the related tax effect, as applicable. Adjusted EPS includes the operating results of our divested operations. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. Free Cash Flow includes the results of our divested operations. We believe Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS

The tables below provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these measures.

Reconciliation - GAAP Revenue to Adjusted Revenue; GAAP Contribution to Adjusted Contribution and Adjusted Contribution Margin (Unaudited; in millions)

For the three months ended December 31, 2019

	Research	Conferences	Consulting	Unallocated	Total
GAAP revenue	$882	$217	$104	$—	$1,203
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Revenue from divested operations (b)	—	—	—	—	—
Rounding	—	—	—	—	1
Adjusted revenue	$882	$217	$104	$—	$1,204

GAAP gross contribution	$622	$115	$29	$—	$766
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Contribution from divested operations (b)	—	—	—	—	—
Unallocated (c)	—	—	—	(13)	(13)
Adjusted contribution	$622	$115	$29	$(13)	$753
Adjusted contribution margin	70%	53%	28%	na	63%

For the three months ended December 31, 2018

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$797	$196	$96	$—	$—	$1,089
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Less: Revenue from divested operations (b)	(1)	—	—	—	—	(1)
Adjusted revenue	$796	$196	$96	$—	$—	$1,088

GAAP gross contribution	$545	$103	$26	$—	$—	$674
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—	—
Less: Contribution from divested operations (b)	—	—	—	—	—	—
Unallocated (c)	—	—	—	—	7	7
Adjusted contribution	$545	$103	$26	$—	$7	$681
Adjusted contribution margin	68%	52%	28%	na	na	63%

For the year ended December 31, 2019

	Research	Conferences	Consulting	Unallocated	Total
GAAP revenue	$3,375	$477	$394	$—	$4,245
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Revenue from divested operations (b)	—	—	—	—	—
Rounding	—	—	—	—	1
Adjusted revenue	$3,375	$477	$394	$—	$4,246

GAAP gross contribution	$2,352	$242	$118	$—	$2,712
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Contribution from divested operations (b)	—	—	—	—	—
Unallocated (c)	—	—	—	(17)	(17)
Adjusted contribution	$2,352	$242	$118	$(17)	$2,695
Adjusted contribution margin	70%	51%	30%	na	63%

For the year ended December 31, 2018

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$3,106	$410	$354	$105	$—	$3,975
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	4	—	11
Less: Revenue from divested operations (b)	(12)	—	—	(97)	—	(109)
Adjusted revenue	$3,101	$410	$354	$12	$—	$3,877

GAAP gross contribution	$2,144	$207	$103	$65	$—	$2,519
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	4	—	11
Less: Contribution from divested operations (b)	(7)	—	—	(61)	—	(68)
Unallocated (c)	—	—	—	—	(12)	(12)
Adjusted contribution	$2,144	$207	$103	$8	$(12)	$2,450
Adjusted contribution margin	69%	50%	29%	na	na	63%
(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) During 2018, the Company divested all of the non-core businesses comprising its Other segment and moved a small residual product in the Other segment into the Research business. As a result, there are no results reported for the Other segment in 2019.
(c) Consists of certain unallocated corporate adjustments.

na=not applicable.

Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net income	$68	$84	$233	$122
Interest expense, net	26	25	100	124
Loss (gain) from divested operations (a)	—	(7)	2	(45)
Other (income) expense, net	(1)	1	(8)	—
Tax provision	43	27	42	59
Operating income	136	130	370	260
Adjustments:
Stock-based compensation expense (b)	11	10	69	64
Depreciation, amortization and accretion (c)	54	53	212	258
Amortization of deferred revenue fair value adjustment (d)	—	—	—	10
Acquisition and integration charges and other non-recurring items (e)	17	19	33	124
EBITDA from divested operations (f)	—	—	—	(29)
Rounding	—	(1)	—	—
Adjusted EBITDA	$218	$211	$684	$687
(a) Consists of the net gain or loss from divestitures of non-core businesses.
(b) Consists of charges for stock-based compensation awards.
(c) Includes depreciation expense, amortization of intangibles and accretion on asset retirement obligations.
(d) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(e) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(f) Consists of Adjusted EBITDA from divested operations.

Reconciliation - GAAP Net Income to Adjusted Net Income and Adjusted EPS
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31,
	2019		2018
	Amount	Per Share	Amount	Per Share
GAAP net income	$68	$0.75	$84	$0.92
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	32	0.36	34	0.37
Amortization of deferred revenue fair value adjustment (b)	—	—	—	—
Acquisition and integration charges and other non-recurring items (c), (d)	18	0.20	20	0.22
Gain from sale of divested operations (e)	—	—	(7)	(0.07)
Impact of the U.S.Tax Cuts and Jobs Act of 2017	—	—	(6)	(0.07)
Tax impact of adjustments (f)	(12)	(0.13)	(15)	(0.17)
Adjusted net income and Adjusted EPS (g)	$106	$1.18	$110	$1.20

	Year Ended December 31,
	2019		2018
	Amount	Per Share	Amount	Per Share
GAAP net income	$233	$2.56	$122	$1.33
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	130	1.43	187	2.03
Amortization of deferred revenue fair value adjustment (b)	—	—	11	0.11
Acquisition and integration charges and other non-recurring items (c), (d)	39	0.43	138	1.49
Loss (gain) from sale of divested operations (e)	2	0.02	(45)	(0.49)
Gain on sale of an equity security (h)	(9)	(0.10)	—	—
Impact of the U.S.Tax Cuts and Jobs Act of 2017	—	—	(5)	(0.06)
Tax impact of adjustments (f)	(40)	(0.44)	(58)	(0.63)
Rounding	—	—	(1)	0.01
Adjusted net income and Adjusted EPS (g)	$355	$3.90	$349	$3.79
(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which are recorded in Interest expense, net in the Company's accompanying Condensed Consolidated Statements of Operations and in the Adjusted EBITDA table above.
(e) Consists of the net gain or loss from divestitures of non-core businesses.
(f) The blended effective tax rates on the adjustments were approximately 24% and 33% for the three months ended December 31, 2019 and 2018, respectively, and 25% and 20% for the years ended December 31, 2019 and 2018, respectively.
(g) Adjusted EPS was calculated based on 90.6 million and 91.7 million diluted shares for the three months ended December 31, 2019 and 2018, respectively, and 91.0 million and 92.1 million diluted shares for the years ended December 31, 2019 and 2018, respectively.
(h) Represents a realized pretax gain related to a minority equity investment that the Company sold in 2019. Such gain was recorded in Other income/expense, net in the Company's accompanying Condensed Consolidated Statements of Operations and in the Adjusted EBITDA table above.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP cash provided by operating activities	$83	$45	$565	$471
Adjustments:
Plus: cash paid for acquisition, integration and other non-recurring items	10	24	45	124
Less: cash paid for capital expenditures	(53)	(62)	(149)	(127)
Free Cash Flow	$40	$7	$462	$468

Financial Outlook Reconciliation - Net Income Margin to Adjusted EBITDA Margin for the Year Ending December 31, 2020 (Unaudited)

		Approximately
Net income Margin (a)	≥	5.4%
Interest expense, net (b)	~	2.3
Other expense, net	~	0.1
Tax provision	~	1.4
Operating income	~	9.2

Adjustments:
Stock-based compensation expense	~	1.7
Depreciation, amortization and accretion	~	4.8
Acquisition and integration charges and other non-recurring items	~	0.4
Adjusted EBITDA Margin (a)	≥	16.1%
(a) Adjusted Revenue was not used in the above calculations because no material adjustments to GAAP revenue are expected in 2020.
(b) Assumes approximately $6 million of amortization of deferred financing fees, which is reported in Interest expense, net in the Company's Consolidated Statements of Operations.

Financial Outlook Reconciliation - GAAP Diluted EPS to Adjusted EPS for the Year Ending December 31, 2020 (Unaudited)

		Approximately
GAAP Diluted EPS (a)	~	$2.78

Adjustments (after-tax):
Amortization of acquired intangibles	~	1.11
Acquisition and integration charges and other non-recurring items	~	0.17
Adjusted EPS (a)	~	$4.06
(a) GAAP Diluted EPS and Adjusted EPS are calculated based on approximately 90 million diluted shares for 2020.

Financial Outlook Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow for the Year Ending December 31, 2020 (Unaudited; in millions)

		Approximately
Operating cash flow	~	$627
Acquisition, integration and other non-recurring payments	~	26
Capital expenditures	~	(148)
Free Cash Flow	~	$505

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended
	December 31,
	2019	2018
Revenues:
Research	$882,121	$797,338
Conferences	217,477	195,980
Consulting	103,895	95,560
Total revenues	1,203,493	1,088,878
Costs and expenses:
Cost of services and product development	450,868	407,842
Selling, general and administrative	557,519	488,056
Depreciation	21,488	18,136
Amortization of intangibles	32,172	34,384
Acquisition and integration charges	5,307	10,854
Total costs and expenses	1,067,354	959,272
Operating income	136,139	129,606
Interest expense, net	(26,136)	(24,561)
Gain from divested operations	—	6,947
Other income (expense), net	579	(1,026)
Income before income taxes	110,582	110,966
Provision for income taxes	42,881	26,946
Net income	$67,701	$84,020

Net income per share:
Basic	$0.76	$0.93
Diluted	$0.75	$0.92
Weighted average shares outstanding:
Basic	89,428	90,400
Diluted	90,561	91,701

Source: Gartner, Inc.

Gartner-IR